Exhibit 99.1

QuinStreet Reports Second Quarter Fiscal Year 2021 Results

•	Reports record fiscal Q2 revenue of $135.0 million
•	Grows revenue excluding divested businesses 36% year-over-year
•	Delivers Auto Insurance revenue growth of 57% year-over-year
•	Outperforms expectations for Modernize Home Services acquisition
•	Expects momentum and strong performance to continue
•	Guides to all-time record quarterly revenue in fiscal Q3

FOSTER CITY, CA – February 03, 2021 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace technologies and services for the financial services and home services industries, today announced financial results for the fiscal second quarter ended December 31, 2020.

For the second quarter, the Company reported revenue of $135.0 million.

Revenue excluding divested businesses grew 36% year-over-year.

GAAP net income was $0.5 million, or $0.01 per diluted share. Adjusted net income was $7.0 million, or $0.13 per diluted share.

Adjusted EBITDA was $10.0 million.

The Company generated $5.6 million in operating cash flow and $7.5 million in normalized free cash flow, and closed the quarter with $102.6 million in cash and equivalents.

“Our strong momentum continued in fiscal Q2, driven by Insurance and Home Services, our two largest businesses,” commented Doug Valenti, QuinStreet CEO. “Auto Insurance revenue once again grew 57% year-over-year as we continued to see unprecedented and broadening demand from clients, growth in consumer activity in digital media, and good progress with growth initiatives. Home Services growth accelerated year-over-year to 165% due to continued successful execution of initiatives, and ahead-of-schedule integration and synergies with the Modernize acquisition.”

“Trends in credit-driven businesses, specifically Personal Loans and Credit Cards, continued to improve in fiscal Q2.”

“Looking ahead to the current quarter or fiscal Q3, we expect continued strong momentum and revenue growth in Insurance and Home Services, and continued improvement in Personal Loans and Credit Cards. We expect continued strong overall Company performance as a result. We expect revenue in fiscal Q3 to be between $145 and $150 million which, at the midpoint of the range, represents 34% year-over-year growth in revenue excluding divested businesses. We expect adjusted EBITDA to be between $13 and $14 million,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 866-248-8441 (domestic) or +1 323-289-6576 (international callers) using passcode #1730393. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #1730393. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplace technologies and services for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less (benefit from) provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our Adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance,

Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact from risks and uncertainties relating to the COVID-19 pandemic; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact from risks relating to counterparties on the Company's business; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's exposure to data privacy and security risks; and the Company’s ability to protect our intellectual property rights. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2020, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Hayden Blair

(650) 578-7824

hblair@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$102,647	$107,509
Accounts receivable, net	71,277	64,472
Prepaid expenses and other assets	7,455	13,591
Total current assets	181,379	185,572
Property and equipment, net	6,650	5,657
Operating lease right-of-use assets	12,672	9,118
Goodwill	110,109	80,677
Other intangible assets, net	55,690	28,174
Deferred tax assets, noncurrent	45,209	48,673
Other assets, noncurrent	3,348	536
Total assets	$415,057	$358,407
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,748	$36,759
Accrued liabilities	47,802	42,271
Deferred revenue	394	73
Other liabilities	11,841	6,734
Total current liabilities	97,785	85,837
Operating lease liabilities, noncurrent	10,782	8,692
Other liabilities, noncurrent	27,084	7,934
Total liabilities	135,651	102,463
Stockholders' equity:
Common stock	53	52
Additional paid-in capital	313,017	304,650
Accumulated other comprehensive loss	(290)	(237)
Accumulated deficit	(33,374)	(48,521)
Total stockholders' equity	279,406	255,944
Total liabilities and stockholders' equity	$415,057	$358,407

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net revenue	$134,968	$118,101	$274,237	$244,715
Cost of revenue (1)	120,437	105,318	242,668	218,507
Gross profit	14,531	12,783	31,569	26,208
Operating expenses: (1)
Product development	4,980	3,399	9,871	6,955
Sales and marketing	2,892	2,592	5,535	4,955
General and administrative	6,890	5,498	13,471	11,323
Operating (loss) income	(231)	1,294	2,692	2,975
Interest income	12	54	34	126
Interest expense	(307)	(177)	(646)	(389)
Other income (expense), net	34	(9)	16,723	(266)
(Loss) income before income taxes	(492)	1,162	18,803	2,446
Benefit from (provision for) income taxes	958	387	(3,656)	235
Net income	$466	$1,549	$15,147	$2,681

Net income per share:
Basic	$0.01	$0.03	$0.29	$0.05
Diluted	$0.01	$0.03	$0.28	$0.05

Weighted average shares used in computing net income per share:
Basic	53,055	51,414	52,774	51,129
Diluted	55,163	53,489	54,716	53,407

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,544	$2,347	$4,745	$4,837
Product development	643	518	1,192	1,002
Sales and marketing	765	558	1,312	979
General and administrative	1,603	1,277	3,086	2,530

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash Flows from Operating Activities
Net income	$466	$1,549	$15,147	$2,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,003	2,854	8,136	5,666
(Benefit from) provision for sales returns and doubtful accounts receivable	(12)	21	(107)	150
Stock-based compensation	5,555	4,700	10,335	9,348
Non-cash lease expense	(195)	342	(364)	166
Deferred income taxes	(1,019)	(427)	3,506	(311)
Gain on divestitures of businesses	—	—	(16,615)	—
Other adjustments, net	41	57	380	269
Changes in assets and liabilities:
Accounts receivable	(2,863)	4,982	(3,159)	5,866
Prepaid expenses and other assets	6,101	1,265	6,082	628
Accounts payable	(9,979)	(5,608)	(997)	(2,610)
Accrued liabilities	3,425	(176)	712	(2,781)
Deferred revenue	56	329	81	407
Net cash provided by operating activities	5,579	9,888	23,137	19,479
Cash Flows from Investing Activities
Capital expenditures	(604)	(404)	(1,041)	(948)
Internal software development costs	(703)	(607)	(1,399)	(1,114)
Business acquisitions, net of cash acquired	—	—	(40,304)	—
Proceeds from divestitures of businesses	730	—	21,460	—
Purchases of equity investment	(2,000)	—	(2,000)	—
Other investing activities	—	25	—	25
Net cash used in investing activities	(2,577)	(986)	(23,284)	(2,037)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	1,791	1,325	2,958	3,153
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,706)	(1,828)	(4,580)	(4,186)
Post-closing payments and contingent consideration related to acquisitions	(2,672)	(2,816)	(3,020)	(2,866)
Net cash used in financing activities	(2,587)	(3,319)	(4,642)	(3,899)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	23	(73)	59
Net increase (decrease) in cash, cash equivalents and restricted cash	403	5,606	(4,862)	13,602
Cash, cash equivalents and restricted cash at beginning of period	102,258	70,532	107,523	62,536
Cash, cash equivalents and restricted cash at end of period	$102,661	$76,138	$102,661	$76,138
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$102,647	$76,124	$102,647	$76,124
Restricted cash included in other assets, noncurrent	14	14	14	14
Total cash, cash equivalents and restricted cash	$102,661	$76,138	$102,661	$76,138

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$466	$1,549	$15,147	$2,681
Amortization of intangible assets	2,929	1,933	6,057	3,868
Stock-based compensation	5,555	4,700	10,335	9,348
Acquisition and divestiture costs	330	16	606	311
Gain on divestitures of businesses	—	—	(16,615)	—
Strategic review costs	—	199	—	199
Restructuring costs	375	—	766	—
Tax impact of non-GAAP items	(2,608)	(2,061)	(404)	(3,827)
Adjusted net income	$7,047	$6,336	$15,892	$12,580
Adjusted diluted net income per share	$0.13	$0.12	$0.29	$0.24
Weighted average shares used in computing adjusted diluted net income per share	55,163	53,489	54,716	53,407

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$466	$1,549	$15,147	$2,681
Interest and other expense, net	261	132	504	529
(Benefit from) provision for income taxes	(958)	(387)	3,656	(235)
Depreciation and amortization	4,003	2,854	8,136	5,666
Stock-based compensation	5,555	4,700	10,335	9,348
Acquisition and divestiture costs	330	16	606	311
Gain on divestitures of businesses	—	—	(16,615)	—
Strategic review costs	—	199	—	199
Restructuring costs	375	—	766	—
Adjusted EBITDA	$10,032	$9,063	$22,535	$18,499

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$5,579	$9,888	$23,137	$19,479
Capital expenditures	(604)	(404)	(1,041)	(948)
Internal software development costs	(703)	(607)	(1,399)	(1,114)
Free cash flow	$4,272	$8,877	$20,697	$17,417
Changes in operating assets and liabilities	3,260	(792)	(2,719)	(1,510)
Normalized free cash flow	$7,532	$8,085	$17,978	$15,907

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

In the first quarter of fiscal year 2021, the Company completed the acquisition of Modernize, Inc. to increase the scale and capabilities in the home services client vertical. In addition, in fiscal year 2020 and in the first quarter of fiscal year 2021, the Company completed the divestitures of its education client vertical, business-to-business technology client vertical, its mortgage business, as well as its wholly owned subsidiaries, QuinStreet Brasil Online Marketing e Midia Ltda, and VEMM, LLC along with its interests in Euro-Demand Do Brasil Serviços de Geração de Leads Ltda to narrow its focus to the best performing businesses and market opportunities.

As a result of these activities, in the second quarter of fiscal year 2021, the Company updated its reporting structure which resulted in two client verticals: financial services and home services, which was applied on a retrospective basis. All remaining businesses that are not significant enough for separate reporting are included in other revenue. The following table presents the Company’s net revenue disaggregated by vertical:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net revenue:
Financial Services	$104,154	$88,150	$198,367	$179,014
Home Services	29,190	11,016	62,563	24,027
Other Revenue	1,624	—	1,720	—
Divested Businesses:
Education	—	14,532	11,587	31,930
Business-to-Business Technology	—	3,457	—	6,783
Mortgage Business	—	719	—	2,466
Brazil Businesses	—	227	—	495
Total net revenue	$134,968	$118,101	$274,237	$244,715